                                                                     EXHIBIT 4.7

                          FIRST SUPPLEMENTAL INDENTURE

          This First Supplemental Indenture (this "SUPPLEMENTAL INDENTURE") is made and entered into this 28th day of September 2004 by and among AMF Bowling Worldwide, Inc., a Delaware corporation (the "COMPANY"), AMF Bowling Products, Inc., a Virginia corporation, AMF BCH LLC (formerly AMF Bowling Centers Holdings Inc.), a Delaware corporation, AMF WBCH LLC (formerly AMF Worldwide Bowling Centers Holdings Inc.), a Delaware corporation, American Recreation Centers, Inc., a Virginia corporation, AMF Bowling Centers, Inc., a Virginia corporation, AMF Beverage Company of Oregon, Inc., an Oregon corporation, King Louie Lenexa, Inc., a Kansas corporation, 300, Inc., a Texas corporation, Bush River Corporation, a South Carolina corporation, AMF Bowling Centers (Aust) International Inc., a Virginia corporation, AMF Bowling Centers International Inc., a Virginia corporation, AMF Bowling Mexico Holding, Inc., a Delaware corporation, Boliches AMF, Inc., a Virginia corporation, as Guarantors (each an "Existing Guarantor," and collectively, the "Existing Guarantors"), AMF Bowling Centers Holdings Inc., a Delaware corporation, AMF Worldwide Bowling Centers Holdings Inc., a Delaware corporation (each a "New Guarantor," and together, the "New Guarantors") and Wilmington Trust Company, a Delaware banking corporation, as trustee under the Indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

          WHEREAS, the Company (as successor by merger to Kingpin Merger Sub, Inc.) and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended and supplemented from time to time, the "INDENTURE"), dated as of February 27, 2004, providing for the issuance of the Company's 10% Senior Subordinated Notes due 2010 (the "SECURITIES");

          WHEREAS, Section 1415(b) of the Indenture provides that any person that was not a Guarantor on the date of the Indenture may become a Guarantor by executing and delivering to the Trustee, among other things, a supplemental indenture;

          WHEREAS, on September 10, 2004, AMF Bowling Centers Holdings Inc. was renamed AMF BCH Inc., and AMF Worldwide Bowling Centers Holdings Inc. was renamed AMF WBCH Inc.;

          WHEREAS, on September 10, 2004, the Company formed AMF Bowling Centers Holdings Inc., a Delaware corporation and a subsidiary of the Company, and AMF Worldwide Bowling Centers Holdings Inc., a Delaware corporation and a subsidiary of the Company;

          WHEREAS, on September 13, 2004, AMF BCH Inc. contributed all of the capital stock of AMF Bowling Centers, Inc., AMF Beverage Company of Oregon, Inc., Bush River Corporation, King Louie Lenexa, Inc. and 300, Inc. to AMF Bowling Centers Holdings Inc., and AMF WBCH Inc. contributed all of the capital stock of AMF Bowling Mexico Holdings, Inc., Boliches AMF, Inc. and AMF Bowling Centers International Inc. to AMF Worldwide Bowling Centers Holdings Inc.;

                                        1
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          WHEREAS, on September 15, 2004, AMF BCH Inc. was converted to a limited liability company under Delaware law and was renamed AMF BCH LLC, and on September 14, 2004, AMF WBCH Inc. was converted to a limited liability company under Delaware law and was renamed AMF WBCH LLC;

          WHEREAS, the Company desires to add to the covenants of the Company in Article Ten of the Indenture; and

          WHEREAS, pursuant to Sections 901(b) and 901(e) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. AGREEMENT TO GUARANTEE. Each of the New Guarantors hereby agrees to become subject to the terms of the Indenture as a Guarantor.

          3. INCORPORATION OF TERMS OF INDENTURE. The obligations of the New Guarantors under the Guarantees shall be governed in all respects by the terms of the Indenture and shall constitute a Guarantee thereunder. Each of the New Guarantors shall be bound by the terms of the Indenture as they relate to the Guarantees.

          4. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS. No director, officer, employee, member or stockholder of the New Guarantor, as such, will have any liability for any obligations of the Company, any Existing Guarantor or any New Guarantor under the Securities, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases the Company, each Existing Guarantor and each New Guarantor from all such liability. The waiver and release are part of the consideration for issuance of the Guarantees by the New Guarantors.

          5. SECTION 1022. Article Ten of the Indenture is hereby amended by adding the following text after Section 1021:

     Section 1022.  CONFERENCE CALLS TO DISCUSS OPERATING RESULTS.

          The Company agrees to hold a conference call to discuss its operating results, which the Company shall use its reasonable efforts to hold within 60 days after the end of each fiscal quarter or as soon thereafter as practicable, other than the last fiscal quarter of the year as to which the Company shall use its reasonable efforts to hold within 120 days of year end or as soon thereafter as practicable.

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          6.   GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE, THE SECURITIES AND
THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

          7. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

          8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          9. TRUSTEE. The recitals contained herein shall be taken as the statements of the Company, the Existing Guarantors and the New Guarantors, and the Trustee assumes no responsibility for their correctness.

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the day and year first above written.

                AMF BOWLING WORLDWIDE, INC.


                By:    /s/ CHRISTOPHER F. CAESAR
                    ------------------------------------------
                Name:  Christopher F. Caesar
                Title: Vice President, Chief Financial Officer, Treasurer and
                       Assistant Secretary


                AMF BOWLING PRODUCTS, INC.
                AMF BCH LLC
                AMF WBCH LLC
                AMERICAN RECREATION CENTERS, INC.
                AMF BOWLING CENTERS, INC.
                AMF BEVERAGE COMPANY OF OREGON
                KING LOUIE LENEXA, INC.
                BUSH RIVER CORPORATION
                AMF BOWLING CENTERS (AUST) INTERNATIONAL INC.
                AMF BOWLING CENTERS INTERNATIONAL INC.
                AMF BOWLING MEXICO HOLDING, INC.
                BOLICHES AMF, INC.


                By:    /s/ CHRISTOPHER F. CAESAR
                    ------------------------------------------
                Name:  Christopher F. Caesar
                Title: acting in the capacities identified on APPENDIX I hereto with respect to each of the Existing Guarantors


                300, INC.


                By:    /s/ WILLIAM C. DUFOUR
                    ------------------------------------------
                Name:  William C. Dufour
                Title: President

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                AMF BOWLING CENTERS HOLDINGS INC.
                AMF WORLDWIDE BOWLING CENTERS HOLDINGS INC.


                By:    /s/ CHRISTOPHER F. CAESAR
                    ------------------------------------------
                Name:  Christopher F. Caesar
                Title: acting in the capacities identified on APPENDIX I hereto with respect to each of the New Guarantors

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                WILMINGTON TRUST COMPANY, as Trustee


                By:    /s/ MARY ST. AMAND
                    ------------------------------------------
                Name:  Mary St. Amand
                Title: Assistant Vice President

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                                   APPENDIX I

              EXISTING GUARANTOR                       POSITION OF CHRISTOPHER F. CAESAR
---------------------------------------------------------------------------------------------
AMF Bowling Products, Inc.                        Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

AMF BCH LLC                                       Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

AMF WBCH LLC                                      Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

American Recreation Centers, Inc.                 Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

AMF Bowling Centers, Inc.                         Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

AMF Beverage Company of Oregon, Inc.              Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

King Louie Lenexa, Inc.                           Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

Bush River Corporation                            Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

AMF Bowling Centers (Aust) International Inc.     Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

AMF Bowling Centers International Inc.            Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

AMF Bowling Mexico Holding, Inc.                  Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

Boliches AMF, Inc.                                Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

                NEW GUARANTORS                         POSITION OF CHRISTOPHER F. CAESAR
---------------------------------------------------------------------------------------------
AMF Bowling Centers Holdings Inc.                 President and Treasurer

AMF Worldwide Bowling Centers Holdings Inc.       President and Treasurer